UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Virginia Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following material was distributed to employees of Virginia Financial Group, Inc. following the public announcement of the entry into a merger agreement between Virginia Financial Group, Inc. and FNB Corporation:

Virginia Financial Group, Inc. and FNB Corporation

MOE Announcement

Customer Questions & Answers

Can you explain to me what is going on?

Virginia Financial Group, Inc. (VFGI) and FNB Corporation (FNBP) will partner in a merger of equals to become the largest independent bank holding company headquartered in Virginia. The resulting holding company will consolidate its affiliate banks into a single state-chartered bank.

Why are the two companies forming a merger of equals? Why is this decision the right decision?

This merger will create the largest independent bank holding company headquartered in Virginia with approximately $3 billion in assets, $2.6 billion in deposits, 67 branch offices, and 4 loan production offices.

It will create a new powerhouse in the Virginia financial services industry that will have the capability to offer additional products and services to our customers through enhanced existing business lines and prospective new ones.

We will have a stronger foundation to fund vital strategic initiatives. Our increased market will improve the opportunity to develop business and realize synergies that will enable us to have a significant impact in the regions we will serve as a combined entity.

Our strategic partnership will afford additional resources to compete and improve operating efficiencies. Our increased capabilities will enable us to continue to attract qualified and talented personnel to support our goal of becoming a super community bank.

Both institutions enjoy solid capital positions, excellent credit quality, and well-performing branch networks. Our corporate cultures are very compatible, with dedicated employees focused on customer service.

We are convinced that this merger will produce long-term benefits for our shareholders, customers, and employees. We believe it is good news for the communities we serve.

What does this mean for me?

Our goal will always be to keep customer impact minimal. No branches will be closed due to this consolidation. Our markets do not overlap to any degree that would merit consolidation of branch offices. The friendly, attentive staff at your local office will not change. You will continue to experience the same high level of customer service and premier banking services you have come to expect from us.

Who is Virginia Financial Group, Inc?

Virginia Financial Group, Inc. is the holding company for Planters Bank & Trust Company in Staunton, Second Bank & Trust in Culpeper, and Virginia Commonwealth Trust Company in Culpeper. It is a traditional community banking provider, offering a full range of business and consumer banking services including trust and asset management service via its trust company affiliate. It maintains a network of 40 branches and 2 loan production offices in Northern, Central, and Southwest Virginia. It also maintains five trust and investment service offices in its markets. Its common stock is traded on the NASDAQ Global Select Market under the symbol “VFGI.”

Who is FNB Corporation?

FNB Corporation, through the activities of its affiliate, First National Bank, operates 27 full-service branches and 2 loan production offices. Services are also provided around the clock through over 50 automated teller machines, telephone banking, and on-line banking at www.fnbonline.com. First National Bank offers a full range of commercial and retail banking products and services, as well as a Wealth Management Department that includes both a trust and asset management division and a securities division. The common stock of FNB Corporation is traded on the NASDAQ Global Select Market under the symbol “FNBP.”

Will the name change?

New names and brands will be chosen to represent both the single state chartered banking subsidiary and the holding company. This will ultimately help us position our company as the premier super community bank in current and future markets.

When will the merger of equals take place?

It is anticipated that operational and regulatory consolidation will occur within the first 12 to 15 months following the merger.

Where can I find additional information about the merger?

In connection with the proposed merger, VFGI plans to file with the Securities and Exchange Commission (“the SEC”) a registration statement on Form S-4 to register the shares of VFGI common stock to be issued to the shareholders of FNBP in the transaction. The registration statement will include a joint proxy statement/prospectus which will be mailed to the shareholders of VFGI and FNBP seeking their approval of the merger. In addition, each of VFGI and FNBP may file other relevant documents concerning the proposed merger with the SEC.

INVESTORS AND SECURITY HOLDERS OF VFGI AND FNBP ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VFGI, FNBP, AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents (when available) through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus (when available) also may be obtained by directing a request by telephone or mail to Virginia Financial Group, Inc., 1807 Seminole Trail, Suite 104, Charlottesville, Virginia 22901, Attention: Investor Relations (telephone: (434) 964-2217) or FNB Corporation, 105 Arbor Drive, P.O. Box 600, Christiansburg, Virginia 24068, Attention: Investor Relations (telephone: (540) 382-6042) or by accessing VFGI’s website at http://www.vfgi.net under “SEC Filings and Other Documents” or FNBP’s website at http://www.fnbonline.com under “Investor Relations/SEC Filings.”

VFGI and FNBP and their respective directors, executive officers, and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of VFGI and/or FNBP in connection with the merger. Information about the directors and executive officers of VFGI is set forth in the proxy statement for VFGI’s 2007 annual meeting of shareholders filed with the SEC on March 28, 2007. Information about the directors and executive officers of FNBP is set forth in the proxy statement for FNBP’s 2007 annual meeting of shareholders filed with the SEC on March 30, 2007. Additional information regarding these participants in the proxy solicitation and their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

The information on VFGI’s and FNBP’s websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Forward-looking statements.

Statements made in this communication, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this communication and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger or regarding future results or expectations. VFGI intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. VFGI’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could cause actual results to differ materially from management’s expectations include but are not limited to: (1) the businesses of VFGI and/or FNBP may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by VFGI with the SEC. VFGI undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.